Exhibit 4.41

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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AWARD/CONTRACT	1.	THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES
				1	22

CONTRACT (Proc. Inst. Ident.) NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQUEST/PROJECT NO.
N01-AI-30017		February 14, 2003		VR033

ISSUED BY	CODE	6.	ADMINISTERED BY (If other than Item 6)	CODE	7523

National Institutes of Health Contract Management Branch, NIAID, Room 2230 6700-Rockledge Dr., MSC 7612 Bethesda Maryland 20892-7612	DMID-VR RFP NIH-NIAID-DMID-03-44

NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)			8.	DELIVERY
	Acambis Inc.			FOB ORIGIN	X	OTHER (See below)
	38 Sidney Street
	Cambridge, MA 02139		9.	DISCOUNT FOR PROMPT PAYMENT
				N/A

			10.	SUBMIT INVOICES		ITEM
			(4 copies unless other-			Art. G.3.
			wise specified) TO THE

CODE		FACILITY CODE	ADDRESS SHOWN IN:

SHIP TO/MARK FOR	CODE	12. PAYMENT WILL BE MADE BY	CODE	N/A

Article F.2.		See Article G.3

AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:		14. ACCOUNTING AND APPROPRIATION DATA
10 U.S.C. 2304(c)( )	41 U.S.C. 253(c)( )	EIN# 1-54 1204111-A1	CAN# 3-8460924 SOCC# 25.55
DOC # 300N1A130017A

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

Title: Development and Testing of a Modified Vaccinia		Milestone 1/FY03	********	Milestone 6/FY03	********
•Ankara (MVA) Vaccine		Milestone 2/FY03	********	Milestone 7/FY03	********
Period: February 14, 2003 - February 13, 2006		Milestone 3/FY03	********	Milestone 8/FY03	********
Amount Alloted: $9, 241, 818		Milestone 4/FY04	********
Contract Type: Cost Plus Fixed Fee/Completion		Milestone 5/FY/00	********

15G. TOTAL AMOUNT OF CONTRACT	$ 9,241,818

16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)

PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES

X	A	SOLICITATION/CONTRACT FORM	1	X	I	CONTRACT CLAUSES	16

X	B	SUPPLIES OR SERVICES AND PRICE/COST	2	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.

X	C	DESCRIPTION/SPECS./WORK STATEMENT	5	X	J	LIST OF ATTACHMENTS	21

X	D	PACKAGING AND MARKING	7			PART IV - REPRESENTATIONS AND INSTRUCTIONS

X	E	INSPECTION AND ACCEPTANCE	7	X	K	REPRESENTATIONS, CERTIFICATIONS	22

X	F	DELIVERIES OR PERFORMANCE	7			AND OTHER STATEMENTS OF OFFERORS

X	G	CONTRACT ADMINISTRATION DATA	9		L	INSTRS., CONDS., AND NOTICES TO OFFERORS

X	H	SPECIAL CONTRACT REQUIREMENTS	11		M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. X CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return ___3__ copies to issuing office.) Contractor agrees to furnish and deliver all items perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)	18. AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number_________________________________ , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)		20A. NAME OF CONTRACTING OFFICER
*********		Jacqueline C. Holden
*********		Senior Contracting Officer, CMB, NIAID, NIH

20B. NAME OF CONTRACTOR	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA	20C. DATE SIGNED

	February 10, 2003		2/13/03

______________________________________		BY _________________________________
(Signature of person authorized to sign)		(Signature of Contracting Officer)

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Contract No.N01-AI-30017
NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1.   BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

ARTICLE B.2.   ESTIMATED COST AND FIXED FEE

a.	The estimated cost of Part A of this contract is ********.

b.	The fixed fee for Part A of this contract is ********. The fixed fee shall be paid in installments based on the negotiated milestones set forth in Article B.4.k., and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract.

c.	The Government's obligation, represented by the sum of the estimated cost plus the fixed fee for Part A is ********.

d.	If the Government exercises its option pursuant to ARTICLE H.12. of this contract, the Government's total obligation represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

		Estimated Cost
Estimated Cost	Fixed Fee	Plus Fixed Fee
($)	($)	($)

********	********	26,475,944

e.	Total funds currently available for payment and allotted to this contract are ******** of which ******** represents the estimated costs, and of which ******** represents the fixed fee. For further provisions on funding, see the LIMITATION OF COSTS clause referenced in Part II, ARTICLE I.1. Authorized Substitutions of Clauses.

f.	It is estimated that the amount currently allotted will cover performance of the contract through February 13, 2006.

g.	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

ARTICLE B.3.   PROVISIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

(1)	Acquisition, by purchase or lease, of any interest in real property;

(2)	Special rearrangement or alteration of facilities;

(3)	Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

(4)	Travel to attend general scientific meetings;

(5)	Consultant costs;

(6)	Subcontracts requiring approval under FAR 52.244-2 (Alt. II);

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Contract No.N01-AI-30017

(7)	Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property), 1990, regardless of acquisition value.

b.	Travel Costs

	(1)	Domestic Travel

(a) Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract for Part A shall not exceed ******** without the prior written approval of the Contracting Officer.

(b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

	(2)	Foreign Travel

Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE B.4.   ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Subcontract

To negotiate a firm fixed price type subcontract with ******** for an amount not to exceed ********. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

b.	Subcontract

To negotiate a firm fixed price type subcontract with ******** for an amount not to exceed ********. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

c.	To negotiate a firm fixed price type subcontract with *** for an amount not to exceed $444,208. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

4.	Subcontract

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Contract No.N01-AI-30017

To negotiate a cost reimbursement type subcontract with ******** for an amount not to exceed ********. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

5.	Subcontract

To negotiate a firm fixed price type subcontract with ******** (Clinical Trial Phase II/Option Part B) for an amount not to exceed ********. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

6.	Subcontract

To negotiate a cost reimbursement type subcontract with ******** (Option Part B) for an amount not to exceed ********. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract, and review of the draft subcontract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

7.	Consultants

Consultant fees to be paid to the following individuals:
Name	Rate Per Day	Number of Days	Total Cost Including Travel Not to Exceed

********	********	******	********
********	********	******	********
********	********	******	********

8.	Scientific Meetings

Travel to general scientific meetings as follows:

Authorization to expend contract funds for general scientific meeting travel is not provided herein. The Contractor shall request approval to expend contract funds for general scientific meeting travel, in writing, 4 weeks in advance of the proposed travel. The Contractor’s written request shall include the name(s) and title(s) of personnel proposed to travel, the meeting dates and location, details of proposed costs (airfare, per diem/subsistence, other), and a description of the benefit to be derived (to this contract) from the proposed travel.

9.	The Contractor shall not commence work on any protocol unless the Contractor has received written approval of that protocol from the NIAID Project Officer. The NIAID Project Officer will approve the protocol in consultation with an advisory group. It is understood that the protocol may be modified any may not be implemented as proposed. It is further understood that any costs incurred in the conduct of any clinical protocol that has not received the written approval of the NIAID Project Officer shall not be reimbursed through this contract.

10.	The Contractor shall not commence work on any protocol until the NIAID has informed the Contractor that it has been found exempt from OMB clearance procedures by the Clinical Exemption Committee of the NIH.

11.	Contract Milestones

The Contractor shall complete all work in accordance with the Statement of Work and the contract milestones set forth below. The distribution of the fixed fee shall be paid in installments based on the Project Officer’s written certification regarding the completion of these milestones on the following dates:

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Contract No.N01-AI-30017

Initial Milestones for Acambis, Inc. for MVA Vaccine

Milestones	Estimated Completion	Fixed Fee

1. Produce a bulk pilot lot of prototype MVA vaccine	Within three months of award of Part A	********

2. Provide NIH with 1,000 doses of the final vaccine prototype, and provide NIH with 4,000 doses of the final vaccine prototype.	Within six months of award of Part A No later than the start of Part B Option	********

3. Assess the protection and immunogenicity provided by MVA vaccine prototypes	Within six months of award of Part A	********

4. Develop and submit for review and approval to NIAID, a clinical development plan for the evaluation of the vaccine.	Within six months of award of Part A	********

5. The contractor shall initiate Phase I trials.	Upon NIAID approval of the Phase I protocol of Part A	********

6. Provide a feasibility plan to manufacture, formulate, fill and finish, test, and deliver to the Government up to 30 million doses of the candidate MVA vaccine suitable for storage in a stockpile for emergency use.	Within 12 months of award of Part A	********

7. Complete an interim clinical trial report that includes data summary, data analysis and interpretation and conclusions for the Phase I trial.	Within 15 months of award of Part A	********

8. Complete Phase I clinical trials and provide a report that captures all Phase I clinical trial follow-up and duration of immunity data.	Within 34 months of award of Part A	********

6.

It is the intention of the NIAID to convene an independent Blue Ribbon Panel composed of ad hoc experts and Government personnel, that will advise the Institute on the selection of the contractor who will be performing Part B of this Statement of Work. This Panel will base its evaluation on all items delivered under this contract as specified in the Statement of Work and the Reporting Requirements included under Article C.2., and any other materials the contractor may submit to assist in the evaluation process. Additionally, other information, including but not limited to evidence of compliance with cGMP requirements, or documentation necessary for IND preparation, received from other Government sources (i.e., FDA, CDC, etc.) will also be considered by the Panel in

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Contract No.N01-AI-30017

its evaluation. This evaluation is scheduled to take place approximately months 12 after award of the contract, however, the Government reserves the right to convene the Blue Ribbon Panel and review information that substantially accelerates the ability of the Government to exercise Optional Part B of the Statement of Work.

7.	Foreign travel costs described in Attachment #9 are approved and shall be allowable to the extent provided by FAR Part 31 cost principles.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

a.	Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, SECTION J, dated February 14, 2003, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

A.	Technical Reports

The Contractor shall prepare and submit the following reports in the manner stated below:

	1.	Monthly Technical Progress Reports - On the first day of each month, the Contractor shall submit three (3) copies of a Monthly Technical Progress Report comprising of two (2) copies to the Project Officer and one (1) copy to the Contracting Officer. Such reports shall include the following specific information:

		a.	A cover page that lists the contract number and title, the period of performance being reported, the contractor’s name and address, the author(s), and the date of submission;

		b.	SECTION I – An introduction covering the purpose and scope of the contract effort;

		c.	SECTION II – The report shall detail, document and summarize the results of work done during the period covered. These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project. Also to be included in the report is a summary of work proposed for the next reporting period. Scientific requirements are set forth in the Statement of Work.

		d.	SECTION III – A description of current technical and substantive performance and any problems encountered and/or which may exist along with proposed corrective actions. An explanation of any difference between planned progress and actual progress, why differences have occurred, and if behind progress what corrective steps are planned.

A monthly report will not be required for the period when an annual or the final report is due.

	2.	Annual Report - By the anniversary date of the contract, the Contractor shall submit three (3) copies of a comprehensive Annual Report, formatted as stated above, comprising of two (2) copies to the Project Officer and one (1) copy to the Contracting Officer. This annual report shall detail, document and summarize the work and results achieved during the 12-month reporting period. This report shall be in sufficient detail to explain comprehensively the results achieved. Specific requirements are set forth in the Statement of Work. Preprints and reprints of papers and abstracts shall be submitted.

An annual report will not be required for the period when the final report is due.

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Contract No.N01-AI-30017

3.	Final Report - By the completion date of the contract, the Contractor shall submit four (4) copies of a comprehensive Final Report, formatted as stated above, comprising of three (3) copies to the Project Officer and one (1) copy to the Contracting Officer. This final report shall detail, document and summarize the work and results achieved during-the entire contract period of performance. This report shall be in sufficient detail to explain comprehensively the results achieved. Specific requirements are set forth in the Statement of Work. Preprints and reprints of papers and abstracts shall be submitted.

4.	Summary of Salient - With the annual/final reports the Contractor shall submit a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11 including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of the annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer at the address listed below. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the following address:

Contracting Officer
National Institutes of Health
National Institute of Allergy and Infectious Diseases, CMB
6700B Rockledge Drive, Room 2230, MSC 7612
Bethesda, Maryland 20892 - 7612

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the Project Officer is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at the address listed in Article G.1.

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

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Contract No.N01-AI-30017

FAR Clause No 52.246-8, INSPECTION OF RESEARCH AND DEVELOPMENT - COST REIMBURSEMENT (MAY 2001).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

a.	The period of performance of this contract shall be from February 14, 2003 through February 13, 2006.

b.	If the Government exercises its option Part B pursuant to Article H.12. of this contract, the period of performance may be increased.

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:
a.	The items specified below as described in Section C, ARTICLE C.2. will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified below:

Item	Description	Delivery Schedule

1	Monthly Technical Progress Reports	1st day of each month

2	Annual Report	Anniversary date of the contract

3	Final Report	Contract completion date

4	Summary of Salient Results	Contract completion date

b.	E-mail addresses and mailing addresses for the Contracting Officer and Project Officer are as follows:

Addressee	Deliverable Item No.	Quantity

Contracting Officer (CO) CMB/NIAID/NIH 6700-B Rockledge Dr., MSC 7612 Room 2300 Bethesda, Maryland 20892-7612	Monthly Technical Progress Reports Annual Report Final Report Summary of Salient Results	2 2 3 3

Project Officer (PO) DMID/NIAID/NIH 6610 Rockledge Dr., MSC 7630 Room 5117 Bethesda, Maryland 20892-7630	Monthly Technical Progress Reports Annual Report Final Report Summary of Salient Results	1 1 1 1

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Contract No.N01-AI-30017

c.	Other Reports/Deliverables

The following are considered deliverables under this contract:

	1.	All technical reports, preprints and protocols as described in paragraph A., above. These deliverables are due as indicated in paragraph B, above.

	2.	All milestones indicated in the Statement of Work.

If the Contractor becomes unable to deliver the reports specified hereunder within the period of performance because of unforeseen difficulties, notwithstanding the exercise of good faith and diligent efforts in performance of the work, the Contractor shall give the Contracting Officer immediate written notice of anticipated delay, the reason for the delay, and the expected date of delivery for the report.

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer will represent the Government for the purpose of this contract:

Ed Nuzum D.V.M, Ph.D
Office of Biodefense Research Affairs (OBRA)
Division of Microbiology and Infectious Diseases (DMID)
National Institute of Allergy and Infectious Diseases (NIAID)
Mail Stop Code 6605
6610 Rockledge Drive, Room 5117
Bethesda, MD 20892-7630
301-402-8603, 301-402-4197
301-480-1263 (fax)
enuzum@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer's authorized representative responsible for signing software license agreements issued as a result of this contract.

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Contract No.N01-AI-30017

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in this contract, the following individual is considered to be essential to the work being performed hereunder:

Name	Title

**********	Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a.	Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a "proper" payment request pursuant to FAR 32.9.

These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002.

(1) Invoices/financing requests shall be submitted as follows:

An original and two copies to the following designated billing office:
Contracting Officer
National Institutes of Health
National Institute of Allergy and Infectious Diseases, CMB
6700B Rockledge Drive, Room 2230, MSC 7612
Bethesda, Maryland 20892-7612

(2) Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 496-0612.

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services
Office of Acquisition Management and Policy
National Institutes of Health
6100 Building, Room 6B05
6100 EXECUTIVE BLVD MSC-7540
BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5. GOVERNMENT PROPERTY

a.	In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor's Guide for Control of Government Property, 1990, which is incorporated into this contract by reference. Among other issues, this

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Contract No.N01-AI-30017

publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract. A copy of this publication is available upon request to the Contracts Property Administrator.

Requests for information regarding property under this contract should be directed to the following office:

Division of Personal Property Services, NIH
6011Building, Suite 637
6011 EXECUTIVE BLVD MSC 7670
BETHESDA MD 20852-7670
(301) 496-6466

b.	Notwithstanding the provisions outlined in the DHHS Publication, Contractor's Guide for Control of Government Property, 1990 which is incorporated in this contract in paragraph a. above, the contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for performing annual inventories required under this contract. This form is included as an attachment in SECTION J of this contract.

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:
http://ocm.od.nih.gov/cdmp/cps_contractor.htm

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community. This support is provided in the form of contracts and grants totaling approximately 7 billion dollars annually. PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent research by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

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Contract No.N01-AI-30017

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2. HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract until the protocol has been approved by the Government, written notice of such approval has been provided by the Contracting Officer, and the Contractor has provided to the Contracting Officer a properly completed Optional Form 310 certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor’s self designated form, provided that it contains the information required by the Optional Form 310.

ARTICLE H.3. RESTRICTION FROM USE OF HUMAN SUBJECTS

NOTICE: UNDER GOVERNING REGULATIONS, FEDERAL FUNDS ADMINISTERED BY THE DEPARTMENT OF HEALTH AND HUMAN SERVICES SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING HUMAN SUBJECTS, AND INDIVIDUALS SHALL NOT BE ENROLLED IN SUCH RESEARCH, WITHOUT PRIOR APPROVAL BY THE OFFICE FOR HUMAN RESEARCH PROTECTIONS (OHRP) OF AN ASSURANCE TO COMPLY WITH THE REQUIREMENTS OF 45 CFR 46 TO PROTECT HUMAN RESEARCH SUBJECTS. THIS RESTRICTION APPLIES TO ALL COLLABORATING SITES WITHOUT OHRP-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN, AND COMPLIANCE MUST BE ENSURED BY THE AWARDEE.

ARTICLE H.4. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website: http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html. The information below is a summary of the NIH Policy Announcement:

The contractor shall maintain the following information: (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

ARTICLE H.5. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html
http://grants.nih.gov/grants/guide/notice-files/not99-107.html
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html

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Contract No.N01-AI-30017

The contractor must comply with the NIH Policy cited in these NIH Announcements and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring [BOARD and PLAN] shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE H.6. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.7. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.	Pursuant to Public Law(s) cited in paragraph b. , below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. *, Section*	2003	(10/1/02 - 9/30/03)

	*Pending passage of legislation*

ARTICLE H.8. NEEDLE EXCHANGE

a.	Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. *, Section*	2003	(10/1/02 - 9/30/03)

	*Pending passage of legislation*

ARTICLE H.9. PRIVACY ACT

This procurement action requires the Contractor to do one or more of the following: design, develop, or operate a system of records on individuals to accomplish an agency function in accordance with the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 USC 552a) and applicable agency regulations. Violation of the Act may involve the imposition of criminal penalties.

The Privacy Act System of Records applicable to this project is Number 09-25-0200 . This document is incorporated into this contract as Attachment 5.

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Contract No.N01-AI-30017

ARTICLE H.10. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.11. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE (PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS WITHOUT PRIOR APPROVAL BY THE OFFICE FOR LABORATORY ANIMAL WELFARE (OLAW), OF AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS. THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE H.12. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE I.3., the contract will consist only of Part A of the Statement of Work as defined in Sections C and F of the contract. Pursuant to clause 52.217-9 set forth in ARTICLE I.3. of this contract, the Government may, by unilateral contract modification, require the Contractor to perform Part B of the Statement of Work as also defined in Sections C and F of the contract. If the Government exercises this option, notice must be given at least 60 days prior to the expiration date of this contract, and the estimated cost plus fixed fee of the contract will be increased as set forth in ARTICLE B.2.

ARTICLE H.13. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.	Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as "indirect cost" or "facilities and administrative (F&A) costs"). Direct salary has the same meaning as the term "institutional base salary." An individual's direct salary (or institutional base salary) is the annual compensation that the contractor pays for an individual's appointment whether that individual's time is spent on research, teaching, patient care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the contractor. The per year salary rate limit also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

Dollar Amount of
b.	Public Law No.	Fiscal Year	Salary Limitation*

[pending passage of legislation*]

c.	Direct salaries which will be paid with FY-03 funds are limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

*For contract expenditures using FY-03 funds, the period 10/1/03 - 12/31/02 the Executive Level rate is $166,700. Effective 1/1/03, for contract expenditures using FY-03 funds, the Executive Level I rate is increased to $171,900 and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates. See the web site listed below for Executive Schedule rates of pay.

LINK to EXECUTIVE LEVEL SALARIES: http://www .opm.gov/oca/PAYRATES/index.htm
(Click on "Executive Schedule" for the current Fiscal Year's salary rate or scroll down to the "General Schedule Salary Tables from Previous Years" to locate the Executive Level salary rates from previous years.)

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Contract No.N01-AI-30017

ARTICLE H.14. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. N01-AI-30017."

ARTICLE H.15. PRESS RELEASES

a.	Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. *, Section*	2003	(10/1/02 - 9/30/03)

	*Pending passage of legislation*

ARTICLE H.16. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.17. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, “Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at : http://ott.od.nih.gov/NewPages/64FR72090.pdf. is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, "research tools," "research materials," and "research resources" are used interchangeably and have the same meaning.

ARTICLE H.18. BIODEFENSE

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provisions of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

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Contract No.N01-AI-30017

ARTICLE H.19. OFFICE OF HEALTH AND SAFETY - LABORATORY REGISTRATION/SELECT AGENT TRANSFER PROGRAM

The awardee is responsible for ensuring that all work under this grant, cooperative agreement, or contract complies with all Federal requirements related to select agents including DCDs that can be found at http://www.cdc.gov/od/ohs/1rsat.htm and NIH’s OBA that can be found at http://grants1.nih.gov/grants/guide/notice-files/NOT-OD-02-052.htm.

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PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/ .

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR
CLAUSE NO.	DATE	TITLE

52.202-1	Dec 2001	Definitions

52.203-3	Apr 1984	Gratuities (Over $100,000)

52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)

52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7	Jul 1995	Anti-Kickback Procedures(Over $100,000)

52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)

52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12	Jun 1997	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)

52.209-6	Jul 1995	Protecting the Government's Interests When Subcontracting With Contractors
Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format

52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data

52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)

52.215-15	Dec 1998	Pension Adjustments and Asset Reversions

52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications

52.216-7	Dec 2002	Allowable Cost and Payment

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52.216-8	Mar 1997	Fixed Fee

52.219-8	Oct 2000	Utilization of Small Business Concerns (Over $100,000)

52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)

52.222-3	Aug 1996	Convict Labor

52.222-26	Apr 2002	Equal Opportunity

52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and
Other Eligible Veterans

52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era,
and Other Eligible Veterans

52.223-6	May 2001	Drug-Free Workplace

52.223-14	Oct 2000	Toxic Chemical Release Reporting

52.225-1	May 2002	Buy American Act - Supplies

52.225-13	Jul 2000	Restrictions on Certain Foreign Purchases

52.227-1	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)

52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

52.227-11	Jun 1997	Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with
FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR
27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Jun 1987	Rights in Data - General

52.232-9	Apr 1984	Limitation on Withholding of Payments

52.232-17	Jun 1996	Interest (Over $100,000)

52.232-20	Apr 1984	Limitation of Cost

52.232-23	Jan 1986	Assignment of Claims

52.232-25	Feb 2002	Prompt Payment, Alternate I (Feb 2002)

52.232-34	May 1999	Payment by Electronic Funds Transfer--Other Than Central Contractor Registration

52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)

52.242-1	Apr 1984	Notice of Intent to Disallow Costs

52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)

52.242-4	Jan 1997	Certification of Final Indirect Costs

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Contract No.N01-AI-30017

52.242-13	Jul 1995	Bankruptcy (Over $100,000)

52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)

52.244-2	Aug 1998	Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.

52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)

52.245-5	Jan 1986	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)

52.246-23	Feb 1997	Limitation of Liability (Over $100,000)

52.249-6	Sep 1996	Termination (Cost-Reimbursement)

52.249-14	Apr 1984	Excusable Delays

52.253-1	Jan 1991	Computer Generated Forms

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR
CLAUSE NO.	DATE	TITLE

352.202-1	Jan 2001	Definitions - with Alternate paragraph (h) (Jan 2001)

352.216-72	Oct 1990	Additional Cost Principles

352.228-7	Dec 1991	Insurance - Liability to Third Persons

352.232-9	Apr 1984	Withholding of Contract Payments

352.233-70	Apr 1984	Litigation and Claims

352.242-71	Apr 1984	Final Decisions on Audit Findings

352.270-5	Apr 1984	Key Personnel

352.270-6	Jul 1991	Publications and Publicity

352.270-7	Jan 2001	Paperwork Reduction Act

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ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

FAR Clause 52.232-17, INTEREST (JUNE 1996) is deleted.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

	(1)	FAR 52.215-17, Waiver of Facilities Capital Cost of Money (OCTOBER 1997).

	(2)	FAR 52.217-9, Option to Extend the Term of the Contract (MARCH 2000).

		"(a)	The Government may extend the term of this contract by written notice to the Contractor within three years; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

		(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed five years.
	(3)	FAR 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (MAY 2001).

		"(b)	Evaluation adjustment. (1) The Contracting Officer will evaluate offers by adding a factor of [Contracting Officer insert the percentage] percent to the price of all offers, except--..."

	(4)	ALTERNATE I (OCTOBER 1998), FAR Clause 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (OCTOBER 1999).

	(5)	FAR 52.224-1, Privacy Act Notification (APRIL 1984).

	(6)	FAR 52.224-2, Privacy Act (APRIL 1984).

	(7)	FAR 52.227-14, Rights in Data - General (JUNE 1987).

	(8)	FAR 52.229-9, Taxes-Cost-Reimbursement Contracts with Foreign Governments (MARCH 1990).

	(9)	FAR 52.230-2, Cost Accounting Standards (APRIL 1998).

	(10)	FAR 52.230-3, Disclosure and Consistency of Cost Accounting Practices (APRIL 1998).

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

	(1)	HHSAR 352.223-70, Safety and Health (JANUARY 2001). [This clause is provided in full text in SECTION J - ATTACHMENTS.]

	(2)	HHSAR 352.224-70, Confidentiality of Information (APRIL 1984).

	(3)	HHSAR 352.270-8, Protection of Human Subjects (JANUARY 2001).

Note: The Office for Human Research Protections (OHRP), Office of the Secretary (OS), Department of Health and Human Services (DHHS) is the office responsible for oversight of the Protection of Human subjects and

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Contract No.N01-AI-30017

should replace Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH) wherever it appears in this clause.

	(4)	HHSARS 352.270-9, Care of Live Vertebrate Animals (JANUARY 2001).

c.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

	(1)	NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

	(2)	NIH(RC)-11, Research Patient Care Costs (4/1/84).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

1.	FAR Clause 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS (MAY 2002)

	(a)	Definitions. As used in this clause—

Commercial item, has the meaning contained in the clause at 52.202-1, Definitions.

Subcontract, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

	(b)	To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

	(c)	(1)	The Contractor shall insert the following clauses in subcontracts for commercial items:

		(I)	52.219-8, Utilization of Small Business Concerns (OCT 2000) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
		(ii)	52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).
		(iii)	52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a)).
		(iv)	52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).
		(v)	52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (JUN 2000) (46 U.S.C. Appx 1241) (flowdown not required for subcontracts awarded beginning May 1, 1996).

		(2)	While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

	(d)	The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

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PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, February 14, 2003, 4 pages.

2.	Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97), 5 pages.

3.	Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

4.	Annual Technical Progress Report Format for Each Study, July 1994, 1 page.

5.	Privacy Act System of Records, Number 09-25-0200, 9 pages.

6.	Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

7.	Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

8.	Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

9.	Summary of foreign travel, 2 pages.

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PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.	Representations and Certifications, dated January 17, 2003.

2.	Human Subjects Assurance Identification Number FWA00001573, dated 12/7/2001.

3.	Animal Welfare Assurance Number A3924-01.
END of the SCHEDULE (CONTRACT)

Contract No. N01-AI-30017

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Contract No.N01-AI-30017

STATEMENT OF WORK

Statement of Work – Part A

Independently, and not as an agent of the government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the work described below.

A.		Using technology known to be acceptable in the production of vaccines licensed for use in the U.S., develop a prototype MVA vaccine that will protect against challenge in relevant animal models.

1.		Milestone 1: Within three months of award, produce a bulk pilot lot (to support at least 5000 clinical doses) of prototype MVA vaccine, in a formulation that represents the process to be scaled up for subsequent large-scale production. This lot of vaccine is to be produced under manufacturing conditions necessary to support the use of this product under IND and future large-scale manufacturing.

2.		Milestone 2: Within six months of award of Part A, provide the NIH with 5000 doses of the final vaccine prototype, filled, finished and released as single dose vials and all information and authorization necessary to enable the government to file an IND for Phase I clinical trials, excluding only that considered to be proprietary, which may be summarized for NIAID and submitted to the FDA in a separate master file. 4,0000 doses will be delivered in a second phase, but not later than the start of Option Part B Phase I and 2 clinical trials.

3.		Milestone 3: Within six months of award, assess the protection and immunogenicity provided by MVA vaccine prototypes in appropriate animal models according to protocols approved by NIAID.

4.		Milestone 4: Within 6 months of award, develop and submit for review and approval to NIAID, a clinical development plan for the evaluation of the vaccine, including protocols for the conduct of Phase I clinical trials (Part A), including the core Phase I requirements described in Attachment I, and protocols for the conduct of Part B optional clinical trials. To facilitate comparison of immunological and safety data currently being derived from ongoing studies of vaccinia, the NIAID will oversee the development of standardized Phase I (Part A) and Part B protocols in order to achieve consensus from all collaborating and participating parties.

For clinical trials conducted by the contractor under their own IND, the plan must provide information about the contract research organization (CRO) proposed to conduct the trials, including information about clinical personnel, laboratory procedures, proposed sites and timelines for their completion. The plan should describe the operational procedures the company will follow to assure adequate oversight of clinical trials, timely and accurate reporting of information to the FDA, structure and responsibilities of a data and safety monitoring board, as well as policies of how data will be processed, shared and published. The plan should specify how NIAID would be kept apprised of progress and communications with the FDA, including processes to assure NIAID may co-monitor or provide for independent audit of the clinical trial.

The Government, acting through the NIH, will facilitate attaining necessary resources to

ATTACHMENT 1

ensure that immunological assays from samples obtained in Phase I and Part B trials are evaluated using standardized assays that are currently being characterized and validated.

	5.	Milestone 5: Upon NIAID approval of the Phase I protocol, the contractor shall initiate Phase I trials. Standardized

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Contract No.N01-AI-30017

protocols, central laboratories and characterized reagents shall be used for neutralization and ELISA assays in all human trials.

6.	Milestone 6: Within 12 months of the award, provide a feasibility plan to manufacture, formulate, fill and finish, test, and deliver to the Government up to 30 million doses of the candidate MVA vaccine suitable for storage in a stockpile for emergency use. The plan should include proposed steps to be taken to monitor the quality (e.g., stability testing plan) and to replenish the stockpile as needed to maintain its ready availability for emergency use under IND, as well as address the product development path for licensure. Accordingly, manufacturing plans should be designed for manufacture of licensed vaccine, not for retention of the vaccine in an IND status.

The feasibility plan shall include:

	a.	Details of the process to scale-up production, including data to support the approach, i.e., documentation of successful scale-up of similar product class or data from intermediate scales of production;

	b.	Timeline for production and delivery of up to 30 million doses of product;

	c.	Strategy that will be pursued to seek a U.S. license for the product and to provide continued support for maintaining an active Government-held IND; to include obtaining expanded safety and immunogenicity data in all populations and the plan to meet the requirements of the Animal Efficacy Rule;

	d.	Estimate of the cost/dose of up to 30 million doses delivered to the Government for use; and

	e.	Plan to monitor (stability testing) and replenish the stockpile as needed in consultation with the managers of the Government stockpile.

7.	Milestone 7: Within 15 months of award, complete an interim clinical trial report that includes data summary, data analysis and interpretation and conclusions for the Phase I trial. These data may be used by the Government and/or the contractor for consultations with the FDA concerning planning for subsequent product development and clinical trials.

8.	Milestone 8: Within 34 months of award, complete Phase I clinical trials and provide a report that captures all Phase I clinical trial follow-up and duration of immunity data. The report will include data summary, analysis and interpretation as well as final conclusions and recommendations.

B.	Meetings and Conferences - The Contractor shall participate in regular meetings to coordinate and direct the contract efforts as directed by the NIAID Project Officer. Such meetings may include, but are not limited to, meetings of all contractors to discuss clinical protocol design; meetings with individual contractors and other PHS officials to discuss technical, regulatory and ethical aspects of the program, and meetings with NIH technical consultants to discuss down-selection criteria and technical data provided by the contractor.

ATTACHMENT 1

Statement of Work-Part B Option

Independently and not as an agent of the government, the Contractor shall furnish all the necessary services, qualified

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Contract No.N01-AI-30017

personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the work described below.

A.	In accordance with the NIAID approved development plan for vaccine evaluation set forth in Milestone #4 of Part A’s Statement of Work and NIAID approved clinical protocols, conduct expanded Phase II clinical studies in healthy populations (i.e., adult and children) and Phase I and II studies in “at risk” (i.e., immunocompromised) populations.

ATTACHMENT I

Attachment I
Core Phase I Requirements –
Model Protocol Design

Short Title:

Accrual Objective:	A minimum of 30 subjects

Accrual Period:	Approximately 1 month

Study Design:	A phase I study for preliminary evaluation of the safety and immunogenicity of an MVA vaccine in vaccinia-naïve healthy adults.

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Contract No.N01-AI-30017

	•	Minimum of 30 subjects.

	•	Two doses of MVA vaccine (10[8] TCID50 per dose) will be administered by intramuscular injection not to exceed 0.5 mL per dose on days 0 and 28.

	•	A challenge with undiluted Dryvax vaccine against smallpox (Wyeth) will be administered by scarification with a bifurcated needle on day 112 (84 days after the second dose of MVA vaccine).

	•	After the vaccination with Dryvax, the subjects will be observed every two to three days for evaluation. Photographs (digital) of the vaccination site and measurement of erythema, induration and vesicle size, if any, will be taken and recorded using DMID-approved case report forms for determination of whether or not a “take” (formation of a classical Jennerian vesicle or major reaction as defined in the investigator’s brochure for Dryvax) has occurred.

	•	Blood specimens will be drawn for immunological studies (see below) at day 0 (just prior to the first injection of MVA) and days 14, 28, 42, 56, 112, 126, 140, 365, and 730 post-vaccination.

	•	Other groups of subjects may be studied to investigate different routes of administration, dosing schedules (timing and/or numbers of doses), vaccine potencies, and time to Dryvax challenge. If additional groups are studied, those subjects will be in addition to the 30 specified above.

Primary Study Objective:	To provide a preliminary assessment of the safety and immunogenicity of two doses of MVA vaccine under study when given four weeks apart and to define the proportion of individuals who respond to a challenge with Dryvax vaccine applied 84 days after the second dose of MVA with a “take” 6 to 8 days after the Dryvax vaccination.

Study Duration:	Subjects will be followed for at least two years following the vaccination.

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Contract No.N01-AI-30017

Foreign Travel:

Milestone 1 QA trip

a) *********** - Estimated ***********, 4 days in May 2003
b) ***********
c) Review and audit production batch records
d) *********** QA Manager will secure information and records needed to file IND
e) Trip is necessary because *********** can only review *********** batch records on site.
f) No additional functions are planned for this trip. If this changes, we will pro-rate the cost to reflect the proportionate effort spent on this contract.

Milestone 1 Project Management trip

a) *********** – Estimated ***********, 2 days in April 2003
b) ***********
     ***********
c) Review failures and successes in the initial production and purification runs
d) *********** Project Manager to track progress of the production and purification efforts and discuss with ******** Scientists additional studies required to allow for scale-up to 30 million-dose production
e) Trip is necessary because of the complexity and scope of the subjects to be discussed. Regular daylong meetings are more productive for the issues to be covered than a series of telephone conversations and E-mail exchanges.
f) No additional functions are planned for this trip. If this changes, we will pro-rate the cost to reflect the proportionate effort spent on this contract.

Milestone 6 Project Management trip

a) *********** – Estimated ***********, 2 days in September 2003
b) ***********
     ***********
c) Review results of studies at *********** designed to facilitate scale-up to 30 million-dose production.
d) Group will generate specific plans for scale-up to 30 million doses
e) Trip is necessary because of the complexity and scope of the issues to be discussed. In this case, regular daylong meetings will be more productive than a series of telephone conversations and E-mail exchanges.
f) No additional functions are planned for this trip. If this changes, we will pro-rate the cost to reflect the proportionate effort spent on this contract.

Milestone 6 Project Management trip

a) *********** – Estimated ***********, 2 days in December 2003
b) ***********
     ***********
c) Finalize plan for scale-up to 30 million doses
d) Finalize specific plans for scale-up to 30 million doses and issue writing assignments associated with Milestone 6
e) Trip is necessary because of the complexity and scope of the issues to be discussed. Regular daylong meetings are more productive for such matters than a series of telephone conversations and E-mail exchanges.
f) No additional functions are planned for this trip. If this changes, we will pro-rate the cost to reflect the proportionate effort spent on this contract.

Contract Attachment 9 (Section J)